UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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PRICE COMMUNICATIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRICE COMMUNICATIONS CORPORATION

45 Rockefeller Plaza

New York, New York 10020

April 7, 2005

Dear Shareholder:

You are cordially invited to the 2005 Annual Meeting of Shareholders of Price Communications Corporation, to be held on May 3, 2005 at 10:00 a.m. local time at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299.

Our Annual Report for the year ended December 31, 2004 is enclosed.  I hope you will read it carefully.  If you have any questions about our Annual Report or the matters discussed in our proxy statement, please feel free to call us at (212) 757-5600, or write us at the address set forth above.

Enclosed with this letter is a proxy authorizing your shares to be voted for you if you do not attend the Annual Meeting.  Whether or not you are able to attend the Annual Meeting, I urge you to complete your proxy and return it in the enclosed addressed, postage-paid envelope, as a quorum of the shareholders must be present at the Annual Meeting, either in person or by proxy.

I would appreciate your immediate attention to the mailing of this proxy.

Yours truly,

/s/ Kim I. Pressman

Kim I. Pressman
Executive Vice President, Chief Financial
Officer and Secretary

PRICE COMMUNICATIONS CORPORATION

45 Rockefeller Plaza

New York, New York 10020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of PRICE COMMUNICATIONS CORPORATION:

NOTICE IS HEREBY GIVEN that the 2005 annual meeting of the shareholders of Price Communications Corporation will be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 on May 3, 2005 at 10:00 a.m. local time for the following purposes:

1.                                       to reelect one director and elect one director for a term of three years expiring in 2008; and

2.                                       to transact such other business as may properly be brought before the annual meeting and any postponement or adjournment thereof.

Our board of directors has fixed the close of business on March 31, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments.

Our board of directors recommends that you vote FOR the election of the nominees to the board of directors.  If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of proposal 1 (election of the nominees to our board of directors).

Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the annual meeting.  We ask that you please take the time to vote by completing and mailing the enclosed proxy card promptly.

By order of the Board of Directors,

/s/ Kim I. Pressman

Kim I. Pressman
Executive Vice President, Chief Financial
Officer and Secretary

PRICE COMMUNICATIONS CORPORATION

45 Rockefeller Plaza

New York, New York  10020

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2005

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

The accompanying proxy is solicited by the board of directors of Price Communications Corporation, a New York corporation, for use at the 2005 Annual Meeting of Shareholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299, on May 3, 2005, at 10:00 a.m. local time, and at any adjournments.  If not otherwise specified, proxies will be voted FOR the election of the nominees to the board of directors.

Shareholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to the Secretary of our company stating that the proxy is revoked, by executing a subsequent proxy and presenting it to our Secretary at our principal executive offices, or by attending the annual meeting and voting in person.  The board of directors does not know of any matters other than those specified in the notice of annual meeting of shareholders that will be presented for consideration at the annual meeting. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment. In the event that the nominee for director is unable to serve as a director at the date of the annual meeting, the enclosed form of proxy will be voted for the nominee who is designated by the board of directors to fill such vacancy.

As of March 31, 2005, there were 56,216,445 shares of our common stock outstanding, with each such share being entitled to one vote. Only shareholders of record at the close of business on March 31, 2005 will be entitled to vote at the annual meeting, and this proxy statement and the accompanying proxy are being sent to such shareholders on or about April 7, 2005.

Under New York law and our certificate of incorporation and by-laws, the holders of a majority of our outstanding shares, present in person or represented by proxy, constitutes a quorum.  If a quorum is established, the affirmative vote of a plurality of votes cast by our shareholders at the annual meeting is required for the election of directors.

Under New York Stock Exchange rules, if your broker holds shares in its name, the broker can vote on some “routine” proposals (including the proposal to reelect one director and elect one director to our board of directors) when it has not received your instructions.

Our company will bear the cost of soliciting proxies.  Solicitations will be made primarily by mail, but our regular employees and representatives may solicit proxies personally or by mail, courier, telephone or facsimile.  Arrangements also may be made with brokers, custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons.  Our company may reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation material.

ELECTION OF DIRECTORS

(PROPOSAL 1)

General

Our certificate of incorporation provides that our board of directors will have not fewer than three nor more than ten directors, with the actual number being set from time to time by resolution of our board.  Our board of directors has fixed the authorized number of directors at five.

Our certificate of incorporation provides that our board of directors will be divided into three separate classes, with the classes to be as nearly equal in number as possible.  One class is elected each year to serve a staggered three-year term. The terms of office of the respective classes expire in successive years.  At the annual meeting, one current member of our board of directors, Stuart B. Rosenstein, is to be reelected to our board of directors to serve for a term of three years until the annual meeting of shareholders in 2008.  In addition, at the annual meeting, one new nominee, Frank Osborn, is to be elected to our board of directors as the successor to John Deardourff (who served on our board until his death in December 2004) to serve for a term of three years until the annual meeting of shareholders in 2008.  The nominees, Stuart B. Rosenstein and Frank Osborn, have consented to be named and to serve if elected.  Our board of directors has no reason to believe that the nominees will be unable to serve if elected to office and, to the knowledge of our board of directors, the nominees intend to serve the entire term.  Should a nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as our board of directors may recommend.

Our board of directors has determined that Robert F. Ellsworth and Stuart B. Rosenstein, current directors of our company, and Frank Osborn, a current director nominee, have no material relationship with our company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with our company).  In addition, our board of directors has determined that John Deardourff, who served on our board of directors in 2004 until his death in December 2004, also had no material relationship with our company (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with our company).  Based on this determination and the review by our board of directors of the additional general independence requirements under the New York Stock Exchange’s listing standards (the “Listing Standards”), our board of directors has determined that each of these directors or director nominees is an “independent director” under the Listing Standards.

Vote Required

The affirmative vote of a plurality of the votes cast by our shareholders at the annual meeting is required for the election of directors.  Abstentions with respect to the election of directors will have no effect on the vote on this matter.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2005 by (1) each person or group known to us who beneficially owns (as defined in the rules of the Securities and Exchange Commission) more than five percent of our common stock, (2) our directors and executive officers individually, (3) all of our directors and executive officers as a group, and (4) each director nominee:

Beneficial Owner (1)	Amount or Nature of Beneficial Owner (2)(3)		Percentage
Robert Price	3,497,280	(3)	6.2%
Robert F. Ellsworth	7,063		(4)
Kim I. Pressman	240,643	(3)(5)	(4)
Stuart B. Rosenstein	13,387		(4)
Frank Osborn	1,000		(4)
All directors and executive officers as a group (5 persons)	3,759,373		6.7%
Timothy R. Barakett	10,418,077	(6)	18.5%
Frederick W. Green and Bonnie L. Smith	3,561,922	(7)	6.3%
Sowood Capital Management LP	3,002,646	(8)	5.3%

(1)                                  Address for each executive officer and director is our principal executive office located at 45 Rockefeller Plaza, New York, New York  10020.

(2)                                  Unless otherwise indicated, the persons named in the table have the sole power to vote and direct the disposition of these shares.

(3)                                  Includes options exercisable within 60 days of January 31, 2005.  Excludes 210,000 options for both Robert Price and Kim I. Pressman each under option at prices from $29.45 to $31.35, which are technically exercisable.

(4)                                  Less than 1%.

(5)                                  Excludes 20,403 shares held by Ms. Pressman’s children as to which she disclaims beneficial ownership.

(6)                                  Based on a Schedule 13D filed with the SEC on October 2, 2002 and a Form 4 filed with the SEC on February 3, 2005.  As a result of Mr. Barakett’s position as chairman and chief executive officer of Atticus Capital L.L.C. and Atticus Management, Ltd., he is deemed to be a beneficial owner of the shares of common stock owned by various investment funds and managed accounts as to which such entities and their affiliates act as advisors.  The principal address for Mr. Barakett is 152 West 57th Street, New York, New York  10019.

(7)                                  Based on Schedule 13G’s filed with the SEC on February 10, 2005.  3,561,922 shares consists of (i) 3,190,393 shares beneficially owned by The Merger Fund; (ii) 138,862 shares beneficially owned by SPhinx Merger Arbitrage; (iii) 104,912 shares beneficially owned by Hudson Valley Partners, L.P.; (iv) 37,435 shares beneficially owned by The Merger Fund Ltd.; (v) 84,820 shares beneficially owned by Institutional Benchmarks Master Fund Limited; and (vi) 5,500 shares beneficially owned by MSS Merger Arbitrage 2, which each of Frederick W. Green and Bonnie L. Smith may be deemed to beneficially own by virtue of their respective positions as President (in the case of Mr. Green) and Vice-President (in the case of Ms. Smith) of Westchester Capital Management, Inc., the investment adviser of The Merger Fund, or by virtue of their position each as a member of Green & Smith Investment Management L.L.C., which is the investment adviser or general partner of each of the other private entities listed above.  The principal address for each of Mr. Green, Ms. Smith, Westchester Capital Management, Inc. and The Merger Fund is 100 Summit Drive, Valhalla, New York  10595.  Each of Mr. Green, Ms. Smith, Westchester Capital Management, Inc. and The Merger Fund disclaim membership in a group.

(8)                                  Based on a Schedule 13G filed with the SEC on December 9, 2004.  The principal address for Sowood Capital Management LP is 500 Boylston Street, 17th Floor, Boston, Massachusetts  02116.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to our directors (including director nominees) and executive officers.

Name	Age (as of December 31, 2004)	Office
Robert Price	72	Director, President, Chief ExecutiveOfficer and Treasurer
Robert F. Ellsworth	78	Director
Kim I. Pressman	48	Director, Executive Vice President,Chief Financial Officer, AssistantTreasurer and Secretary
Stuart B. Rosenstein	44	Director
Frank Osborn	57	Director Nominee

The following is a biographical summary of the experience of our executive officers and directors (including director nominees) named above.

Robert Price has served concurrently as a Director and the Chief Executive Officer and President of our company since 1979, has served as Treasurer of the Company since 1990, and has been a Director of Price Communications Wireless Holdings, Inc. (“Holdings”) and Price Communications Wireless since 1997. Mr. Price was a Director of PriCellular Corporation (“PriCellular”) from 1990 until it was acquired by American Cellular Corporation in June 1998. Mr. Price was the President and Assistant Treasurer of PriCellular from 1990 until May 1997 and served as Chairman of PriCellular from May 1997 until June 1998. Mr. Price, an attorney, is a former General Partner of Lazard Freres & Co.  Mr. Price has served as an Assistant United States Attorney, practiced law in New York and served as Deputy Mayor of New York City. After leaving public office, Mr. Price became Executive Vice President of The Dreyfus Corporation and an Investment Officer of The Dreyfus Fund. In 1972 he joined Lazard Freres & Co. Mr. Price has served as a Director of Holly Sugar Corporation, Atlantic States Industries, The Dreyfus Corporation, Graphic Scanning Corp. and Lane Bryant, Inc., and is currently a member of The Council on Foreign Relations. Mr. Price has served as the Representative of the Majority Leader and President Pro Tem of the New York Senate and as a member of the Board of Directors of the Municipal Assistance Corporation for the City of New York. Mr. Price has also served as the nominee of the Governor of New York State as a trustee of the City University of New York. Since April 2001, he has been commissioner of the New York State Commission of Investigations.

Robert F. Ellsworth has been a director of our company since 1981.  Mr. Ellsworth is Chairman of Hamilton BioVentures LLP of San Diego, a venture capital firm and Managing Director of The Hamilton Group, LLC, a private venture group. From 1974 to 1977, Mr. Ellsworth served as an Assistant Secretary and then Deputy Secretary of Defense.  Mr. Ellsworth was a General Partner of Lazard Freres & Co. from 1971 to 1974, and served in the United States House of Representatives from 1961 to 1967.  Mr. Ellsworth’s professional affiliations include the International Institute for Strategic Studies, London; Atlantic Council of the United States, Washington, D.C.; The Council on Foreign Relations, New York; and the American Council on Germany, New York.

Kim I. Pressman, a certified public accountant, is a graduate of Indiana University and holds an M.B.A. from New York University. Ms. Pressman was elected Executive Vice President & Chief Financial Officer of our company in May 1998 and was elected Secretary in April 2002.  Prior to joining the Company in 1984 where she held various offices prior to her election to her current positions, Ms. Pressman was employed for three years by Peat, Marwick, Mitchell & Co., a national certified public accounting firm, and for more than three years thereafter was Supervisor, Accounting Policies for International Paper Company and then Manager, Accounting Operations for Corinthian Broadcasting of Dun & Bradstreet Company, a large group owner of broadcasting stations.  Until June 1998, she served as a Director, Vice President and Secretary of PriCellular Corporation for more than the preceding five years.

Stuart B. Rosenstein has been a director of our company since August 2000.  Mr. Rosenstein is Owner and Managing Member of AMG Capital LLC, a firm which specializes in providing financing and lending to the real estate industry.  Mr. Rosenstein co-founded LiveWire Ventures in 1998 and served as its Executive Vice President and Chief Financial Officer until May 2004. LiveWire is a diversified investment and management group focused primarily on companies that provide software and internet products and services for the media, telecom, utility, advertising, and new media industries. From 1990 to June 1998, Mr. Rosenstein was Executive Vice President and Chief Financial Officer of PriCellular Corporation.  Mr. Rosenstein began his career with Ernst & Young and was a senior manager there at the time he joined PriCellular Corporation. Mr. Rosenstein is a certified public accountant and a member of the AICPA and New York State Society of CPAs. He is a magna cum laude graduate of the State University of New York.

Frank Osborn is a nominee to serve on our board of directors.  Mr. Osborn is the President and CEO of Qantum Communications, a group owner of radio stations.  Prior to being President of Qantum Communications, Mr. Osborn was President and CEO of Aurora Communications from 1999 to 2002 and was Managing Director of Capstar Broadcasting from 1997-1998, other group owners of radio stations.  From 1985 to 1997 he was President and CEO of Osborn Communications Corporation, a publicly-held company and from 1983 to 1985 was Senior Vice President/Radio for Price Communications Corporation.  He began his career with NBC, where among other positions he held he was Vice President and General Manager of WYNY-FM in New York City.  Mr. Osborn received an MBA from the Wharton School of University of Pennsylvania in 1973.

Meetings of the Board

Our board of directors met six times during the year ended December 31, 2004.  Each member of our board attended over 75% of the meetings of the board and the committees of the board of which he or she is a member held during the year while he or she was a member.  Our company encourages, but does not require, the members of the board to attend our company’s annual meeting of shareholders.  Robert Price and Kim I. Pressman attended the annual shareholder meeting in April 2004; the other directors did not attend the meeting.  Our non-management directors may meet in executive session, without management, at any time, and are regularly scheduled for non-management executive sessions at least twice each year.  During the year ended December 31, 2004 our independent directors met three times in executive session without management.  The independent directors select one independent director to preside over each meeting of the independent directors.

In order to communicate with our board of directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to:  Secretary, Price Communications Corporation, 45 Rockefeller Plaza, New York, New York 10020.  The Secretary will submit your correspondence to our board of directors or the appropriate committee, as applicable.  You may communicate directly with our board of directors, or the non-management directors as a group, or any individual director, by sending correspondence to the Board of Directors, Price Communications Corporation, 45 Rockefeller Plaza, New York, New York  10020.

Committees of the Board

Our board of directors has an Audit and Finance Committee, a Stock Option and Compensation Committee and a Nominating and Governance Committee.

The Audit and Finance Committee consists of Messrs. Ellsworth and Rosenstein and, subject to his election to the board of directors, Mr. Osborn.  During 2004, Mr. Deardourff served on the Audit and Finance Committee until his death in December 2004.  Our board of directors has considered whether the members of the Audit and Finance Committee satisfy the additional “independence” and “financial literacy” requirements for audit committee members as set forth in the Listing Standards.  Our board of directors has concluded that all members satisfy the requirements of the Listing Standards.  In addition, our board of directors has concluded that Mr. Rosenstein also qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules, and has the “accounting or related financial management expertise” required by the Listing Standards.  No member of the Audit and Finance Committee serves on an audit committee of more than three public companies.  The Audit and Finance Committee held eight meetings during 2004.  A copy of the written charter of the Audit and Finance Committee may be viewed at our corporate website, www.pricecommunicationscorp.com, under the heading “Committees and Charters.”  In addition, a printed copy of this charter will be provided to any shareholder upon request to Secretary, Price Communications Corporation, 45 Rockefeller Plaza, New York, New York 10020.

The Stock Option and Compensation Committee consists of Messrs. Ellsworth and Rosenstein and, subject to his election to the board of directors, Mr. Osborn.  During 2004, Mr. Deardourff served on the Stock Option and Compensation Committee until his death in December 2004.  The Stock Option and Compensation Committee’s functions include reviewing and approving arrangements relating to the compensation of our executive officers and administering our 2003 Long Term Incentive Plan.  The Stock Option and Compensation Committee also reviews and approves factors to be taken into account relative to our chief executive officer’s compensation, evaluates our chief executive officer’s performance, determines and approves the chief executive officer’s compensation level based on this evaluation and makes recommendations to our board with respect to non-CEO compensation incentive and equity-based plans.  It also prepares the report required by the Securities and Exchange Commission’s proxy rules to be included in our company’s proxy statement or annual report on Form 10-K and performs such other duties and responsibilities set forth in a written charter recently approved by our board of directors and which complies with the Listing Standards.  All members of the Stock Option and Compensation Committee are independent directors under the Listing Standards.  The Stock Option and Compensation Committee held four meetings during 2004.  The written charter of the Stock Option and Compensation Committee may be viewed at our corporate website, www.pricecommunicationscorp.com, under the heading “Committees and Charters.”  In addition, a printed copy of this charter will be provided to any shareholder upon request to our Secretary at the address listed above.

The Nominating and Governance Committee consists of Messrs. Ellsworth and Rosenstein and, subject to his election to the board of directors, Mr. Osborn.  During 2004, Mr. Deardourff served on the Nominating and Governance Committee until his death in December 2004.  The function of the Nominating and Governance Committee is to assist our board of directors by (i) reviewing and recommending for the board’s approval certain policies regarding the nomination of directors; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the board’s selection nominees to fill positions on the board; (iv) developing and recommending to the board a set of Corporate Governance Guidelines applicable to our company; and (v) overseeing the evaluation of the board and management.  In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the principle that each director (a) be an individual of high character and integrity, (b) be accomplished in his or her respective field, with superior credentials and recognition, (c) have relevant expertise and experience upon which to be able to offer advice and guidance to management, (d) have sufficient time available to devote to the affairs of our company; (e) be able to work with the other members of the board and contribute to the success of our company; (f) represent the long-term interests of our company’s shareholders as a whole; and (f) be selected such that the board represents a diversity of backgrounds and experience.  Each director must be at least 18 years of age.

All members of the Nominating and Governance Committee are independent directors under the Listing Standards.  The Nominating and Governance Committee held one meeting during 2004.  The written charter of the Nominating and Governance Committee may be viewed at our corporate website, www.pricecommunicationscorp.com, under the heading “Committees and Charters.”  In addition, a printed copy of this charter will be provided to any shareholder upon request to our Secretary at the address listed above.

Shareholders may propose director candidates for consideration by the Nominating and Governance Committee by delivering timely notice in proper written form.  To be timely, notice of a proposed nomination must be delivered to or mailed and received at our principal executive offices at 45 Rockefeller Plaza, New York, New York  10020 not less than 50 days nor more than 90 days prior to our annual meeting of shareholders; provided, however, that if less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to our company’s shareholders, the proposed nomination must be received not later than the earlier of (i) the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, or (ii) the last business day prior to the meeting date.  Proposed nominations must include (a) the name and address, as they appear on our company’s books, of the shareholder proposing the proposed nominee, (b) the class and number of shares of our company that are beneficially owned by such shareholder, (c) the proposed nominee’s full name, business address, residential address and principal occupation or employment, and qualifications for board membership, (d) the class and number of shares that are beneficially owned by the proposed nominee, and (e) any other information relating to the proposed nominee that is required to be disclosed in connection with the solicitation of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation or law.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  Our company will forward all proposed nominations to the Nominating and Governance Committee for consideration.  The Committee may, but will not be required to, consider proposed nominations not properly submitted in accordance with this policy.  The Committee may request further information from any proposed nominee.  All proposed nominees properly submitted to our company (or which the Committee otherwise elects to consider) will be evaluated and considered by members of the Committee using the same criteria as nominees identified by the Committee itself.

Report of the Audit and Finance Committee

The following is the report of our Audit and Finance Committee with respect to our audited financial statements for fiscal year ended December 31, 2004. This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into such filing.

During 2004, the Audit and Finance Committee consisted of Robert F. Ellsworth, Stuart B. Rosenstein and (until his death in December 2004) John Deardourff.  Frank Osborn has been elected to such committee subject to his election to the board of directors.  Each of such persons is “independent” as defined under the Listing Standards.

The responsibilities of the Audit and Finance Committee are set forth in its written charter, which has been approved by the board of directors and which complies with the Listing Standards.  A copy of this charter may be obtained from the Company in the manner described elsewhere in this proxy statement.  The function of the Audit and Finance Committee is to assist the board of directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s outside auditor; and (iv) the performance of the Company’s outside auditor.  In particular, the Committee shall serve as an independent party to monitor the Company’s financial reporting processes and internal control system; discuss the audit conducted by the Company’s outside auditor; and provide an open avenue of communication among the outside auditor, management and the board.  The Audit and Finance Committee held eight meetings during 2004.

The Audit and Finance Committee has reviewed and discussed our audited financial statements with management. The Audit and Finance Committee has also discussed with the Company’s independent auditors, BDO Seidman, LLP, matters relating to the auditors’ judgments about the quality, as well as the acceptability, of our accounting principles, as applied in our financial reporting as required by Statement of Auditing Standards No. 61, as amended (Communications with Audit Committees). In addition, the Audit and Finance Committee has discussed with BDO Seidman their independence from management and us, as well as the matters in the written disclosures received from its independent auditors and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit and Finance Committee’s review and discussions referred to above, the Audit and Finance Committee recommended to the board of directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Robert F. Ellsworth
Stuart B. Rosenstein
(Members of the Audit and Finance Committee)

Directors Compensation

Directors are compensated for their reasonable travel and related expenses in attending (in-person) board of directors or committee meetings, and directors who are not officers or employees receive fees of $65,000 per annum.  No additional fee is paid to directors for attendance at meetings of the board or committees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid to our chief executive officer and another executive officer for the three years ended December 31, 2004.

				Long-Term Compensation
Name and Principal Position	Year			Securities Underlying Options	All Other Compensation
		Annual Compensation
		Salary ($)	Bonus ($)
Robert Price	2004	$850,000	$1,090,000	52,500	—
Chief Executive	2003	$850,000	$1,025,000	—	—
Officer and Treasurer	2002	$600,000	$500,000	—	—

Kim I. Pressman	2004	$300,000	$515,000	52,500	—
Executive Vice President,	2003	$300,000	$425,000	—	—
Chief Financial Officer and Secretary	2002	$200,000	$400,000	—	—

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table reflects the number of stock options held by our executive officers on December 31, 2004.

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Price	—	—	210,000	52,500	—	182,700
Kim I. Pressman	—	—	270,456	52,500	$641,109	182,700

Stock Option and Compensation Committee Report on Executive Compensation

Under the rules of the SEC, this report is not deemed “soliciting material” and is not incorporated by reference in any filing with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Stock Option and Compensation Committee of our board of directors has been composed of three non-employee directors, Robert F. Ellsworth, Stuart B. Rosenstein and (until his death in December 2004) John Deardourff.  Frank Osborn has been elected to such committee subject to his election to the board of directors.  Each of such persons is “independent” as defined under the Listing Standards.  The Committee is responsible for developing and making recommendations to our board of directors with respect to our executive compensation policies and the annual compensation paid to our executive officers and administering our 2003 Long Term Incentive Plan. The Committee believes that our compensation arrangements should enable us to attract and retain highly qualified executive employees, reward individual performance and foster an identity of interest between management and us.

The main objectives of the executive compensation program are:

•                            to align compensation opportunities with shareholder interests;

•                            to provide compensation that is competitive when compared with various markets in which the Company competes for executive talent; and

•                            to divide total compensation between base and incentive compensation components with significant incentive related component.

The Committee has historically viewed stock options as key elements to focus executives on increasing shareholder value.

The Company currently has no operating assets and three employees, including Mr. Price and Ms. Pressman.  This report consequently describes the historical elements of our executive compensation program and the current basis on which the compensation of our chief executive officer has been determined.

Annual Compensation

Base Salary.  In general, we have historically aligned base pay for executives to be competitive with market rates. The pay review considered level of experience, individual performance against annually established financial and non-financial unit and individual objectives, and competitive market salary rates for similar positions.

Annual Bonuses.  All executives have historically been eligible for annual bonuses for achieving challenging financial, leadership and operational objectives that are established at the beginning of each year. To determine annual bonus awards, the Committee performed a detailed review of our and the individual executive’s performance.

Long-term Incentives

The Company has historically used stock options to link executive compensation to our longer term internal performance and to external market performance of our stock price.

Stock options have historically been granted to executives and other key personnel with an exercise price equal to the market price of the stock on the date of grant. The potential future value of stock options has been dependent solely upon the future increase in the price of our stock. Stock option award levels have been based on each recipient’s position level and performance as well as the competitive level of option grants for comparably situated executives. The exercise price of option grants has historically typically been equal to 100 percent of the market price of the Company’s common stock on the grant date. Options have a ten-year exercise period, and typically become exercisable in installments during the first two years following their grant.

Annual grants of restricted stock are not presently part of our executive compensation program. However, grants of restricted stock may occur in the future as warranted by changing competitive conditions.

Most of the Company’s outstanding stock options (which are held by Mr. Price and Ms. Pressman) were granted with an exercise price significantly in excess of the market price of the stock on the date of grant, with the remainder having been granted with an exercise price at the then market price.

Compensation of the Chief Executive Officer

The Company currently has no operating assets.  Consequently, the Committee believes that the best measure of Mr. Price’s contribution to shareholder value is the long-term performance of the Company’s stock in comparison to other wireless telephone companies and that, in setting compensation, the Committee should also take into account compensation received by chief executive officers of other wireless telephone companies.  Mr. Price’s compensation currently includes base salary and annual bonuses and has in the past included (and may in the future include) stock option grants.

Mr. Price’s annual base salary for 2004 was $850,000 and his annual bonus for 2004 was $1,090,000.  The salary and bonus figures were based on the Committee’s evaluation of the long-term performance of the Company’s stock in comparison to the stock of other wireless telephone companies and the compensation paid to the chief executive officers of other wireless telephone companies.

Pursuant to Section 162(m) of the Internal Revenue Code compensation exceeding $1 million paid to our executive officers may not be deducted by us unless such compensation is performance based and paid pursuant to criteria approved by our shareholders.  The Committee considered the provisions of Section 162(m) in setting 2004 compensation paid to Mr. Price.

Robert F. Ellsworth
Stuart B. Rosenstein
(members of the Stock Option and
Compensation Committee)

STOCK PRICE PERFORMANCE

The following graph shows the five year cumulative total return (change in the year-end stock price plus reinvested dividends) to our shareholders compared to the Standard & Poor’s 500 Index and the Standard & Poor’s Cellular/Wireless Telecommunications Industry Index cumulative total return. The graph assumes investment of $100 on December 31, 1999 in our common stock, the Standard & Poor’s Cellular/Wireless Telecommunications Industry Index and the Standard & Poor’s 500 Index and the reinvestment of dividends. The companies represented in the Standard & Poor’s Cellular/Wireless Telecommunications Industry Index are not necessarily similar in size to us and include some companies larger than us. The stock price performance shown on the graph is not necessarily indicative of future price performance.

Total Return to Shareholders

(Dividends reinvested monthly)

		Total Return to Shareholders (Dividends reinvested monthly) Annual Return Percentage Year Ending December 31,
Company/Index	1999	2000	2001	2002	2003	2004

Price Communications Corporation	100.00	-39.55	-13.55	-27.55	-0.72	42.17
S&P 500 Index	100.00	-9.10	-11.89	-22.10	28.68	10.88
S&P 500 Wireless Telecommunications Services	100.00	-56.43	-21.65	-59.70	77.72	57.34

	Base Period	Indexed Returns Ending December 31,
Company/Index	1999	2000	2001	2002	2003	2004

Price Communications Corporation	100.00	60.45	68.64	49.73	49.37	70.18
S&P 500 Index	100.00	90.90	80.09	62.39	80.29	89.03
S&P 500 Wireless Telecommunications Services	100.00	43.57	34.13	13.75	24.44	38.46

Standard & Poor’s Valuation

The Standard & Poor’s Stock Reports dated April 2, 2005 for our company stated that $10,000 invested in our common stock five years before the date of such report would have had a value of $7,989 on the date of such report.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of 10% or more of any class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Directors, executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to directors and executive officers were timely satisfied during the year ended December 31, 2004.

MATTERS RELATING TO OUR ACCOUNTANTS

Changes in Principal Accountants

On May 5, 2003, we dismissed Deloitte & Touche LLP as our principal accountant to audit our financial statements, and effective the same date engaged BDO Seidman, LLP in place of Deloitte & Touche.  Both the dismissal of Deloitte & Touche and the engagement of BDO Seidman were approved by our board of directors and Audit and Finance Committee.

Deloitte & Touche’s report on our financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  Deloitte & Touch did not issue a report on our financial statements for any periods during the years ended December 31, 2003 or December 31, 2004.

Except for the disagreement with Deloitte & Touche over the accounting for certain redeemable preferred stock issued in prior years, which disagreement was previously disclosed as an exhibit to our company’s Form 8-K filed May 15, 2003 and was resolved to the satisfaction of Deloitte & Touche, during the years ended December 31, 2003 and December 31, 2004 there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with Deloitte & Touche’s reports on our financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  Our board of directors and Audit and Finance Committee discussed the subject matter of the disagreement with Deloitte & Touche referred to above and has authorized Deloitte & Touche to respond fully to any inquiries of BDO Seidman concerning the subject matter of the disagreement.

During the years ended December 31, 2003 and December 31, 2004, we did not consult Deloitte & Touche or BDO Seidman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Principal Accountants

For the fiscal years ended December 31, 2003 and December 31, 2004, our principal independent accountants during these periods (Deloitte & Touche LLP during the period ended May 5, 2003 and BDO Seidman, LLP thereafter), billed the approximate fees set forth below.

Audit Fees.  Aggregate fees billed by BDO Seidman in connection with its audit of our consolidated financial statements as of and for the year ended December 31, 2003 and its limited reviews of our unaudited condensed consolidated interim financial statements were $146,295.  Aggregate fees billed by BDO Seidman in connection with its audit of our consolidated financial statements and internal controls as of and for the year ended December 31, 2004 and its limited reviews of our unaudited condensed consolidated interim financial statements were $149,000.  Additional fees will be incurred on the audit of the internal controls.

Audit-Related Fees.  During the last two fiscal years, neither Deloitte & Touche nor BDO Seidman provided our company with assurance and related services that are not principally related to the audit or review of our consolidated financial statements.

Tax Fees.  During the last two fiscal years, neither Deloitte & Touche nor BDO Seidman has provided our company with services in connection with tax compliance, tax advice or tax planning.

All Other Fees.  Aggregate fees billed by Deloitte & Touche for fiscal year 2003 relating to the issuance of consents were $163,100.  Aggregate fees billed by Deloitte & Touche for fiscal year 2004 relating to the issuance of consents are anticipated to be $70,000.  Neither Deloitte & Touche nor BDO Seidman billed any other fees (except as provided above) to our company for fiscal years 2003 or 2004.

Pre-Approval Policies and Procedures.  The Audit and Finance Committee has adopted a policy for pre-approval of the above fees.  The Audit and Finance Committee shall, to the extent required by any applicable legal or regulatory requirement, pre-approve all auditing services and permitted non-audit services provided to our company by our outside auditor.  To the extent permitted by applicable laws, regulations and NYSE rules, the Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee.  Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or permitted non-audit services.

All services that are described in “Audit-Related Fees” and “All Other Fees” were approved by the Audit and Finance Committee.

Attendance of Auditors at Annual Meeting

BDO Seidman LLP has been engaged as our company’s independent auditors for 2005.  A representative of BDO Seidman is expected to be present at the annual meeting and available to respond to appropriate questions, and will also have the opportunity to make a statement if such representative so desires.

OTHER MATTERS

It is not anticipated that any other matters will be brought before the annual meeting. If other matters are properly brought before the annual meeting, proxies for shares of common stock will be voted in accordance with the best judgment of the proxy holders.

CODE OF CONDUCT

In 2004, we adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and complies with the Listing Standards.  A copy of the Code of Business Conduct and Ethics may be viewed at our corporate website, www.pricecommunicationscorp.com, under the heading “Code of Conduct.”  In addition, a printed copy of our Code of Business Conduct and Ethics will be provided to any shareholder upon request to Secretary, Price Communications Corporation, 45 Rockefeller Plaza, New York, New York  10020.

SHAREHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Proposals of shareholders intended to be included in the proxy statement for our 2006 Annual Meeting of Shareholders must be received by us no later than November 29, 2005.  Proposals of shareholders intended to be considered at the 2006 Annual Meeting of Shareholders but not included in the proxy statement for that meeting must be received by us no later than February 21, 2005.  Our company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2006 Annual Meeting of Shareholders if notice concerning proposal of such matter is not received prior to February 21, 2005.

New York, New York
April 7, 2005

PRICE COMMUNICATIONS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

This proxy is solicited on behalf of the Board of Directors of Price Communications Corporation for the Annual Meeting of Shareholders on May 3, 2005. The undersigned appoints Robert Price and Kim I. Pressman, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Price Communications Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 3, 2005, and at any adjournment or postponement thereof as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF PROPOSAL 1.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

TO VOTE BY MAIL, PLEASE DETACH HERE

☒	Please mark your votes as in this example using blue or black ink only.
FOR
Election of Directors		all nominees	AUTHORITY	Other Matters
		(except as	WITHHELD
1.	TO ELECT TWO DIRECTORS TO THE	written in the	to vote for all	2.	In their discretion upon such other matters as
	COMPANY’S BOARD OF DIRECTORS	space below)	nominees		may properly come before the meeting.
	FOR A TERM OF THREE YEARS	☐	☐
EXPIRING IN 2008.

	Nominees: Stuart B. Rosenstein and Frank			Dated	, 2005
Osborn
(To withhold authority to vote for any
	individual nominee, put that nominee’s			Shareholder sign here
name on the following line:)

Co-Owner sign here

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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